Marathon Patent Group Announces Results of Annual Meeting of Shareholders

LAS VEGAS, Dec. 12, 2018 (GLOBE NEWSWIRE) — Marathon Patent Group, Inc. (NASDAQ:MARA) (“Marathon” or “Company”), today announced that on December 11, 2018, the Company held an annual meeting of shareholders (the “Meeting”). As of the record date for the Meeting, 25,519,940 shares of common and preferred stock were issued and outstanding. A total of 18,526,859 shares of common and preferred stock, constituting a quorum, were present and accounted for at the Meeting. At the Meeting, the Company’s stockholders approved the following proposals:

(i) The reelection of each of the Class I following current directors of the Company, who were candidates for reelection. The directors were reelected, and the votes were cast as follows:

Name	Votes For	Votes Against	Abstentions
David P. Lieberman	4,858,247	-	394,911
Fred Thiel	4,864,565	-	388,593

(ii) The reelection of each of the Class II following current directors of the Company, who were candidates for reelection. The directors were reelected, and the votes were cast as follows:

Name	Votes For	Votes Against	Abstentions
Michael Berg	4,882,652	-	369,206
Michael Rudolph	4,884,268	-	367,590

(iii) The authorization of the Board, without further action of the stockholders, to amend the Articles of Incorporation to implement a reverse stock split of our capital stock, at a ratio within the range of 1-for-2 to 1-for-10 at any time prior to December 31, 2018. The authorization was approved, and the votes were cast as follows:

Votes For	Votes Against	Abstentions
14,707,276	3,690,973	128,605

(iv) To approve the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of our common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d). The issuance was approved, and the votes were cast as follows:

Votes For	Votes Against	Abstentions
4,449,086	784,046	20,026

(v) To approve an amendment to the Company’s 2018 Equity Incentive Plan to eliminate the performance-based compensation exception to the deductibility limitations under Section 162(m) of the Internal Revenue Code and to include any individual who was our then current or former named executive officers as a “covered employee,” such that payments to former employees will be subject to the deduction limitations thereunder. Although the approval was not granted, the Company has amended the Plan to eliminate the exception, and it intends to continue to submit this amendment to its shareholders until the requisite approval is obtained. The votes were cast as follows:

Votes For	Votes Against	Abstentions
4,527,035	678,059	48,061

(vi) The ratification of the appointment of RBSM, LLP, as the Company’s independent registered certified public accountant for the fiscal year ended December 31, 2018. The appointment was ratified, and the votes were cast as follows:

Votes For	Votes Against	Abstentions
16,731,601	1,540,421	154,836

Merrick Okamoto, Marathon’s CEO and Chairman stated, “I’d like to thank our shareholders for their continued support while empowering us to do what we believe is in our collective best interest towards value creation.”

Investor Notice

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See “Safe Harbor” below.

Forward-Looking Statements

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Name: Jason Assad
Phone: 678-570-6791
Email: Jason@marathonpg.com